UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under § 240.14a-12

Athira Pharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Athirians,

I want to start by thanking you for your continued hard work and dedication to Athira. Your talent, agility, resilience, and passion for our mission contributed to the strength of our results in 2021, strong progress to-date this year, and positions us well as we enter this potentially transformative phase in our history.

One of our shareholders, Richard Kayne, nominated himself and another candidate, George Bickerstaff, for election to our Board at this year’s annual meeting. More and more commonly, shareholders are engaging publicly with leadership teams and boards of directors. We value the views of our shareholders and have maintained an open dialogue with Mr. Kayne, as we do with all shareholders. As we have expressed to him, we are confident that we have the right strategy and the right team to guide us through this pivotal chapter. After a careful review and consideration, the board determined that the skills that Messrs. Kayne and Bickerstaff would bring to the board are already well represented among our existing directors.

We have an exciting few months ahead, with Ph 2 ACT-AD topline data in the second quarter and the completion of enrollment of the Ph 3 LIFT study in the third quarter of 2022. I am grateful that I can count on each of you to work together to advance our strategic objectives. Every day, we are one step closer to bringing therapies for patients suffering from neurodegenerative diseases.

Please look for a meeting invite for 1 PM PDT tomorrow so we can provide more information on the background and process of a proxy contest, and to answer your questions. As always, please don’t hesitate to reach out to me or any of the executive team if you have questions or concerns.

As a reminder, if you receive calls from the media, analysts, or other outside parties, please forward them to Julie Rathbun at 206-769-9219 or julie.rathbun@athira.com.

Warm Regards,

Mark

Additional Information and Where to Find It

On March 25, 2022, Athira Pharma, Inc. (“Athira”) filed a preliminary proxy statement in connection with its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Prior to the Annual Meeting, Athira will furnish a definitive proxy statement to its stockholders, together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Athira’s stockholders is available in Athira’s preliminary proxy statement.

Stockholders may obtain, free of charge, Athira’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto and any other relevant documents filed by Athira with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of Athira’s definitive 2022 proxy statement, any amendments or supplements thereto and any other relevant documents filed by Athira with the SEC in connection with the Annual Meeting will also be available, free of charge, at Athira’s website (http://www.athira.com) or by writing to Investor Relations, Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, WA 98011. In addition, copies of these materials may be requested, free of charge, from Athira’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or calling toll-free to (877) 456-3510.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding the timing of the ACT-AD and LIFT-AD clinical trials, the anticipated reporting of data; and the potential of Athira’s product candidates. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.